Exhibit 8(w)(1)

Amendment of Agreements (Eaton Vance Confidential Information)

AMENDMENT OF AGREEMENTS

This amendment (the Amendment) to the agreements (individually, the “Agreement, collectively, the “Agreements) identified in Attachment A, attached hereto, is effective as of March 1, 2012.

1.	A new section, numbered consecutively, is added to each Agreement as follows:

Confidential Information.

Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party (ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers. No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information. Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement. Each party further agrees to provide the owner with a copy of its plan to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party. Without limiting the remedies available to each party, should either party fail to report, or take reasonable measures to resolve such a security breach or other incident, each party may terminate the Agreements. Each party agrees that this provision shall cover any of its affiliates, subcontractors or agents that obtain access to personal information related to either party or the Funds under the Agreements, and that each party will be liable to the other for the compliance of such persons with this provision.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with the laws and regulations of the Commonwealth of Massachusetts relating to personal information security and with all other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section on Confidential Information will survive any expiration or termination of the Agreement.

2.	All other terms and provisions of the Agreements not amended herein shall remain in full force and effect.

In WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

EATON VANCE VARIABLE TRUST

By:	/s/ Barbara Campbell
Name:	Barbara Campbell
Title:	Treasurer

EATON VANCE DISTRIBUTORS, INC.

By:	/s/ Sean P. Kelly
Name:	Sean P. Kelly
Title:	Senior Vice President

EATON VANCE MUTUAL FUNDS TRUST

By:	/s/ Barbara Campbell
Name:	Barbara Campbell
Title:	Treasurer

ATTACHMENT A

Insurance (former Merrill Lynch agreements):

1. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), Eaton Vance Variable Trust, and Eaton Vance Distributors, Inc., dated March, 1, 2005.

2. Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and Eaton Vance Distributors, Inc., dated March, 1, 2005.

3. Shareholder Servicing Agreement between Eaton Vance Variable Trust, and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated November 13, 2006.

4. Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), Eaton Vance Variable Trust, and Eaton Vance Distributors, Inc., dated March, 1, 2005.

5. Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and Eaton Vance Distributors, Inc., dated March, 1, 2005.

6. Shareholder Servicing Agreement between Eaton Vance Variable Trust, and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated November 13. 2006.

7. Shareholder Services Agreements between Eaton Vance Distributors, Inc., and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated December 28, 2007.

8. Shareholder Services Agreements between Eaton Vance Distributors, Inc., and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated December 28, 2007.

Retail (former Merrill Lynch agreements):

9. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), Eaton Vance Mutual funds Trust, and Eaton Vance Distributors, Inc., dated March 1, 2005.

10. Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and Eaton Vance Distributors, Inc., dated March 1, 2005.

11. Shareholder Services Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and Eaton Vance Distributors, Inc., dated March 1, 2005.

12. Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), Eaton Vance Mutual Funds Trust, and Eaton Vance Distributors, Inc., dated March 1, 2005.

13. Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and Eaton Vance Distributors, Inc., dated March 1, 2005.

14. Shareholder Services Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and Eaton Vance Distributors, Inc., dated March 1, 2005.

15. Rule 22c-2 Customer Information Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and Eaton Vance Distributors, Inc., dated April 16, 2007.

16. Rule 22c-2 Customer Information Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and Eaton Vance Distributors, Inc., dated April 16, 2007.

17. Shareholder Services Agreement between Eaton Vance Distributors, Inc., and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated December 28, 2007.

18. Shareholder Services Agreement between Eaton Vance Distributors, Inc., and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated December 28, 2007.

19. All other Agreements not identified on this Attachment A, which are between or among the entities Eaton Vance and the Transamerica entities who are parties to this Amendment.